EXHIBIT 6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of BioAmber Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 20th day of May, 2013.

[signature page follows]

In evidence whereof, the undersigned have caused this Joint Filing Agreement to be executed on their behalf this 21st day of May, 2013.

By:	/s/ Jean-Francois Huc

Jean-Francois Huc, as:

    Attorney-in-Fact for Sofinnova Capital VI FCPR

    Attorney-in-Fact for Sofinnova Partners SAS

    Attorney-in-Fact for Denis Lucquin

    Attorney-in-Fact for Monique Saulnier

    Attorney-in-Fact for Antoine Papiernik

    Attorney-in-Fact for Rafaele Tordjman